UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
(Amendment No. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2008 (January 31, 2008)

HSW International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                     (404) 926-0660

One Capital City Plaza, 3350 Peachtree Road, Suite 1150, Atlanta, GA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sale of Equity Securities

On January 31, 2008, the Company issued 1,579,348 shares of its common stock to certain European investors in exchange for $5,812,000 in cash, and on February 1, 2008, the Company issued 3,000,000 shares of its common stock to a certain European investor in exchange for $11,040,000 in cash.  The shares sold to the European investors were issued without registration under the Securities Act of 1933, as amended (the “Securities Act’), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.  Each of the European investors is reasonably believed to be “qualified institutional buyers” as defined by Rule 144A under the Securities Act.

On February 4, 2008, the Company issued an additional 2,689,464 shares of its common stock to certain American investors as a result of an adjustment provision in the stock purchase agreements with the American investors.  The American investors were originally issued 3,424,653 shares of the Company’s common stock on October 2, 2007 in exchange for $22,499,970.21 in cash pursuant to the stock purchase agreements.  The shares sold to the American investors were issued without registration under the Securities Act of 1933, as amended (the “Securities Act’), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.  Each of the American investors is reasonably believed to be “accredited investors” as defined by Rule 501 of Regulation D.

Item 8.01               Other Events.

European investors

On January 31, 2008, the Company closed its stock purchase agreements with two of the European investors (Nordinvest and Deka Investment GmbH) and issued 1,579,348 shares of its common stock to the two European investors in exchange for $5,812,000 in cash.

On February 1, 2008, the Company closed the stock purchase agreement with DWS Finanz-Service GmbH and issued 3,000,000 shares of its common stock to DWS Finanz-Service GmbH  in exchange for $11,040,00 in cash.

The Company previously disclosed that it anticipated raising approximately $27.0 million from the European investors.  In evaluating the costs and benefits of raising institutional equity and setting the final value of this transaction, the Company took the following factors into account:

•                  An objective of limiting dilution in current market conditions;

•                  A need to release investor, Brompton Cross (first disclosed in the Company’s Form S-1 filed on January 14, 2008) from its obligations to the Company, because this investor has ceased (for reasons unrelated to the Company) its capital deployment operation; and

•                  Allowing DWS Finanz-Service GmbH to reduce the number of shares it purchased to comply with internal fund regulations.

American investors

On February 4, 2008, the Company issued an additional 2,689,464 shares of its common stock to certain American investors as a result of an adjustment provision in the stock purchase agreements with the American investors, which provided for an adjustment to the American investors’ purchase price once the European investors shares were priced.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 5, 2008 announcing the closing of the Equity Financing with the European Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2008		HSW INTERNATIONAL, INC.

	By:	/s/ Hank Adorno
Name: Hank Adorno
Title: Vice Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 5, 2008 announcing the closing of the Equity Financing with the European Investors.